UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2008
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27264 (Commission File Number)	33-0687976 (IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA (Address of Principal Executive Offices)	94111 (Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 16, 2008, the Board of Directors (the “Board”) of VIA Pharmaceuticals, Inc. (the “Company”) approved, authorized and adopted the Fourth Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which amended and restated the Company’s prior Third Amended and Restated Bylaws. Descriptions of the provisions adopted are provided below.
Advance Notice of Shareholder Proposals and Director Nominations. Article II, Section 11 was added to establish procedures pursuant to which a stockholder may nominate a person for election to the Board or propose business to be considered at a stockholder meeting.
Annual Meetings. Beginning with the annual meeting of stockholders following the 2008 annual meeting, to be considered timely a stockholder’s proposal of business shall be delivered to the secretary, and a stockholder’s director nomination shall be delivered to the Nominating and Governance Committee, not later than 120 calendar days prior to the anniversary of the date the Company’s prior year proxy statement was first made available to stockholders; provided, however, that if no annual meeting of stockholders was held in the preceding year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year’s proxy statement, the proposal or nomination shall be received by the secretary, not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to stockholders of the date of the contemplated annual meeting, whichever first occurs.
Special Meetings. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, to be considered timely a stockholder’s director nomination shall be delivered to the Nominating and Governance Committee not later than the later of 90 calendar days prior to such special meeting or ten days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
     The Amended Bylaws took effect upon adoption by the Board. The foregoing summary of the adopted provisions to the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, as amended and restated April 16, 2008, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On April 16, 2008, the Board of the Company approved, authorized and adopted amendments to the VIA Pharmaceuticals, Inc. Code of Business Conduct and Ethics (the “Code”) to specify the “Ethics Contacts” as follows:
Ethics Contact (with respect to financial and accounting related matters):
Audit Committee Chair
Ethics Contact (with respect to all matters other than financial and accounting related matters):
Nominating and Governance Committee Chair
The amendments to the Code took effect upon adoption by the Board. The amended Code is attached hereto as Exhibit 14.1 and is incorporated herein by reference. The amended Code is also available on the Company’s website at www.viapharmaceuticals.com.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of VIA Pharmaceuticals, Inc.
14.1	VIA Pharmaceuticals, Inc. Code of Business Conduct and Ethics (as amended April 16, 2008)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.
Date: April 17, 2008	By:	/s/ James G. Stewart
James G. Stewart
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of VIA Pharmaceuticals, Inc.
14.1	VIA Pharmaceuticals, Inc. Code of Business Conduct and Ethics (as amended April 16, 2008)

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